SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

Interactive Television Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50122 (Commission File Number)	98-0372720 (I.R.S. Employer Identification No.)
2010 Main Street, Suite 500 Irvine, California (Address of Principal Executive Offices)	92614 (Zip Code)

(949) 223-4100
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

As previously reported, on June 19, 2006 Interactive Televisions Networks, Inc. (the “Company”) entered into a Securities Purchase Agreement with four institutional investors (the “Purchasers”), pursuant to which the Company agreed, subject to certain customary closing conditions, to sell to the Purchasers (i) the Company’s Variable Rate Secured Convertible Debentures (“Debentures”), (ii)  five-year Series A Common Stock Purchase Warrants (“Series A Warrants”), and (iii) Series B Common Stock Purchase Warrants (“Series B Warrants”).  This Report is being filed in connection with the closing of the sale of Debentures having a principal balance of $2,500,000. In connection with the sale of the Debentures, the Company also issued to the Purchasers Series A Warrants to purchase 1,250,000 shares of the Company’s common stock, and Series B Warrants to purchase (x) 1,250,000 shares of common stock and (y) additional Series A Warrants for the purchase of an additional 1,250,000 shares. The Debentures are convertible at a conversion price of $2.00, the Series A Warrants are exercisable at a price of $3.00 per share, and the Series B Warrants are exercisable at a price of $2.00. The terms of the $2.5 million sale were as previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2006	INTERACTIVE TELEVISION NETWORKS, INC. By:/s/ CHARLES PRAST Charles Prast, Chief Executive Officer